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                                                                    EXHIBIT 99.1

                             GEOWASTE INCORPORATED
                                   SUITE 700
                              100 WEST BAY STREET
                          JACKSONVILLE, FLORIDA 32202

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             GEOWASTE INCORPORATED

     SPECIAL MEETING OF STOCKHOLDERS--TO BE HELD MONDAY, OCTOBER 26, 1998

The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders to be held at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 36th Floor, New York, New York 10038, on Monday, October 26, 1998 at 10:00 a.m., local time (the "Special Meeting"), of GeoWaste Incorporated, a Delaware corporation ("GeoWaste"), and the Proxy Statement/Prospectus in connection therewith and (2) appoints Amy C. MacF. Burbott and Raymond F. Chase, and each of them, the proxy and attorney-in-fact for the undersigned, with full power of substitution in each for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock, par value $0.10 per share, of GeoWaste standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Special Meeting and at any adjournments or postponements thereof.

 THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON REVERSE SIDE AND
            RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
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                                                                Pleasemark
                                                                yourvotes  -----
                                                                as in this   X
                                                                example.   -----





THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED IN ITEM (1) BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL LISTED IN ITEM (1) BELOW.

1. To approve and adopt the Agreement and Plan of Merger dated as of July 2, 1998 between Superior Services, Inc. ("Superior") and GeoWaste Incorporated ("GeoWaste") providing for, among other things, the merger of a wholly owned subsidiary of Superior with and into GeoWaste, with each share of common stock of GeoWaste being converted into the right to receive such number of shares of common stock of Superior equal to an exchange ratio, which will be equal to the quotient obtained (rounded to the nearest ten thousandth of a share) by dividing $2.65 by the average per share closing price of the common stock of Superior quoted on the Nasdaq National Market, as reported by Bloomberg L.P., for the ten consecutive trading days (on which shares of common stock of Superior are actually traded) immediately preceding October 19, 1998 (the "Final Superior Stock Price"); provided, however, that if the Final Superior Stock Price is (i) equal to or less than $27.50, then the exchange ratio will be 0.0964 or (ii) equal to or greater than $32.50, then the exchange ratio will be 0.0815.

        FOR        AGAINST      ABSTAIN
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_______________________________________
Signature               Date

_______________________________________
Signature               Date

Please date this proxy and sign your name exactly as it appears on this card and return this proxy promptly in the enclosed envelope. No postage is required if mailed in the United States. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please indicate the capacity in which signing. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name and sign authorized person's name and title.
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